Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Dwayne Skellern, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)
the annual report on Form 10-K of Big Bear Mining Corp. for the year ended December 31, 2008 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Big Bear Mining Corp.

Dated: August 31, 2009

/s/ Dwayne Skellern
Dwayne Skellern
President, Chief Executive Officer (Principal Executive Officer) Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)